                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

ALABAMA

1.  Humana Health Plan of Alabama, Inc.

ALASKA

1.  Humana Health Plan of Alaska, Inc.

ARKANSAS

1.  Humana Health Plan of Arkansas, Inc.

CALIFORNIA

1.  Centerstone Insurance and Financial Services (Marketpoint is a Division of
    CFS)
2.  HMO California
3.  Humana Medical Plan of California, Inc.

DELAWARE

1.  EMPHESYS Financial Group, Inc.
2.  Health Value Management, Inc.
3.  Humana Compensation Management Source, Inc.
4.  Humana Enterprises, Inc.
5.  Humana HealthChicago, Inc.  - Doing Business As:
         a.  HC Services (IL)
         b.  Goldcare 65 (IL)
6.  Humana Inc.  - Doing Business As:
         a.  H.A.C. Inc.
7.  Humana Military Healthcare Services, Inc.  - Doing Business As:
         a.  Humana Military Health Services, Inc. (IL)
8.  Humrealty, Inc.
9.  Managed Prescription Services, Inc.
10. MedBenefixx, Inc.

FLORIDA

1.  Bloomingdale Health Management Associates, Inc.
2.  Boca Raton Health Management Associates, Inc.
3.  Boynton Health Systems, Inc.
4.  Canna Corporation of Deerfield
5.  Carrollwood Health Care Center, Inc.
6.  Coastal Internal Medicine Associates of Dade, Inc. - Doing Business As:
         a. Coastal Internal Medicine Associates of Hialeah
         b. Coastal Internal Medicine Associates of Larkin
         c. Coastal Internal Medicine Associates of Miami
         d. Coastal Internal Medicine Associates of Miami Beach
         e. Coastal Internal Medicine Associates of Miami Lakes
         f. Coastal Internal Medicine Associates of Miami Springs
         g. Coastal Internal Medicine Associates at Midway

(FL - Cont. Next Page)

FLORIDA Cont.

7. Coastal Internal Medicine Associates of the Palm Beaches, Inc. - Doing Business As:
         a. Coastal Internal Medicine Associates of JFK Circle
         b. Coastal Internal Medicine Associates of North Dixie Highway
         c. Coastal Internal Medicine Associates at Riverbridge
         d. Coastal Internal Medicine Associates of South Dixie Highway
8.  Coastal Managed Care of Lake Worth, Inc.
9.  Coastal Managed Care of West Palm Beach, Inc. - Doing Business As:
         a. Coastal Managed Care of West Palm Beach
10. Coastal Physician Group Management, Inc.
11. Coastal Physician Group of Hillsborough County, Inc.
12. Coastal Physician Group of Jacaranda, Inc.
13. Coastal Physician Group of North Davie, Inc.
14. Coastal Physician Group of Pembroke Pines, Inc.
15. Coastal Physician Group of South Davie, Inc.
16. Coastal Physician Group of South Florida, Inc.
17. Deerfield Health Systems, Inc.
18. Delray Harbor Medical Center, Inc.
19. Delray Beach Health Management Associates, Inc.
20. Health Inclusive Plan of Florida, Inc.
21. Health Management Associates of America, Inc.
22. Humana Health Insurance Company of Florida, Inc.
23. Humana Health Plan of Florida, Inc.
24. Humana Medical Plan, Inc. - Doing Business As:
         a.  Advanced Orthopaedics
         b.  Apopka Health Care
         c.  Atlantic Family Practice
         d.  Casselberry Health Care
         e.  Coastal Pediatrics
         f.  Community Medical Associates
         g.  Daytona Gastroenterology
         h.  Deland Family Health Care
         i.  Edgewood Health Care
         j.  Flagler Family Practice
         k.  Internal Medicine of Daytona Beach
         l.  Ormond Primary Care
         m.  Palm Coast Family Health Care
         n.  Personal Care Physicians of Casselberry
         o.  Personal Care Physicians of Orlando
         p.  Personal Care Physicians of St. Mary
         q.  Professional Dermatology
         r.  Rosemont Health Care
         s.  Sugar Mill Medical Associates
         t.  Suncoast Medical Associates
25. Lakeside Medical Center Management, Inc. - Doing Business As:
         a.  University Medical Center
26. Lantana Health Systems, Inc.
27. Lavernia Enterprises, Inc.
28. Lutz Medical Care, Inc.
29. MA of Deerfield, Inc.
30. Medical Associates Systems, Inc.
31. Medical Associates of Boca Raton, Inc.
32. Medical Associates of West Boca Raton, Inc.
33. Medical Associates of West Palm Beach, Inc.
34. Medical Management Associates, Inc.
35. Medical Management Associates of Coconut Creek, Inc.

(FL - Cont. Next Page)

FLORIDA Cont.

36. Medical Management Associates of Deerfield, Inc.
37. Medical Management Associates of Lauderdale, Inc.
38. Medical Management Associates of Lauderhill, Inc.
39. Medical Management Associates of Margate, Inc.
40. Medical Management Associates of New Port Richey, Inc.
41. Medical Management Associates of Pompano, Inc.
42. Medical Management Associates of Riverland, Inc.
43. Medical Management Associates of Tamarac, Inc.
44. Medical Specialty Associates, Inc.
45. Midtown Health Care Center Management, Inc.
46. NFM Acquisition Company
47. North Federal Medical Center, Inc.
48. North Federal Medical Center II, Inc.
49. Palm Beach Gardens Health Management Associates, Inc.
50. Pompano Health Systems, Inc.
51. Seffner Health Management Associates, Inc.
52. South Dade Mabry Health Care Center, Inc.
53. Southeast Health Systems, Inc.
54. Sun City Health Management Associates, Inc.
55. Trelles Management, Inc.
56. West Boca Raton Health Management Associates, Inc.

GEORGIA

1.  EMPHESYS Healthcare of Georgia, Inc.
2.  Humana Health Plan of Georgia, Inc.

ILLINOIS

1.  Humana HealthChicago Insurance Company
2.  Randmark of Illinois, Inc.
3.  The Dental Concern, Ltd.

KENTUCKY

1.  HMPK, INC.
2.  HPLAN, INC.
3.  Humana Broadway Corp.
4.  Humana Health Plan, Inc. - Doing Business As:
         a.  Bluegrass Family Practice
         b.  Central Kentucky Family Practice (KY)
         c.  Franklin Medical Center
         d.  Humana MedFirst (KY)
         e.  Humana Health Care Plans of Indiana (IN)
         f.  Madison Family and Industrial Medicine
5.  KPLAN, Inc.  (in process of withdrawing from AZ)
6.  Humco, Inc. - Doing Business As:
         a.  Eagle Creek Medical Plaza
         b.  Humana Hospital - Lexington
7.  Randmark, Inc.

LOUISIANA

1.  Humana Health Plan of Louisiana, Inc.

MARYLAND

1.  Humana Health Plan of Maryland, Inc.

MICHIGAN

1.  Humana Health Plan of Michigan, Inc.

MISSOURI

1.  Humana Kansas City, Inc.  - Doing Business As:
         a.  Humana Prime Health Plan

2.  Humana Insurance Company  - Doing Business As:
         a.  Dental Care Affiliates (GA)
         b.  Managed Prescription Services (CA)
         c.  Managed Prescription Services (MO)
         d.  Managed Prescription Services, Inc. (NJ)
3.  Humana/Med-Pay, Inc.

NEVADA

1.  Humana Health Insurance of Nevada, Inc.

NORTH CAROLINA

1.  Humana Health Plan of North Carolina, Inc.

OHIO

1.  Humana Health Plan of Ohio, Inc.

PENNSYLVANIA

1.  Humana Health Plan of Pennsylvania, Inc.

TEXAS

1.  Humana HMO Texas, Inc.
2.  Humana Health Plan of Texas, Inc. - Doing Business As:
         a.  Humana Health Plan of Corpus Christi
         b.  Humana Health Plan of Dallas
         c.  Humana Health Plan of Houston
         d.  Humana Health Plan of San Antonio
         e.  Humana Regional Service Center
         f.  Leon Valley Health Center
         g.  MedCentre Plaza Health Center
         h.  Nacogdoches Family Medical Center
         i.  Perrin Oaks Health Center
         j.  Val Verde Health Center
         k.  West Lakes Health Center
         l.  Wurzbach Family Medical Center

3.  Prescription Benefits, Inc.

UTAH

1.  Humana Health Plan of Utah, Inc.

VERMONT

1.  Managed Care Indemnity, Inc.  - Doing Business As:
         a.  Witherspoon Parking Garage (KY)

VIRGINIA

1.  Humana Group Health Plan, Inc.

WASHINGTON

1.  Humana Health Plan of Washington, Inc.

WISCONSIN

1.  CareNetwork, Inc. - Doing Business As:
    a.   CARENETWORK
2.  EMPHESYS Wisconsin Insurance Company
3.  Employers Health Insurance Company
4.  Humana Wisconsin Health Organization Insurance Corporation - Doing Business
    As:
    a.   WHOIC
    b.   WHO
5.  Independent Care, Inc.
6.  Network EPO, Inc.
7. The Barrington Group, LTD (f/k/a Plan Management Administrators, Inc./now a Div. of TBG)
8.  Wisconsin Employers Group, Inc.